Exhibit 10.1

MODIFICATION AGREEMENT

This Modification Agreement (the “Agreement”) is dated as of March 30, 2026 (the “Effective Date”), by and between Alerus Financial Corporation, a Delaware corporation (the “Borrower”) and the State of North Dakota doing business as Bank of North Dakota, with its office located in Bismarck, North Dakota (together with its successors and assigns, the “Lender” and together with the Borrower, collectively referred to herein as the “Parties”). The provisions of this Agreement are effective as of the Effective Date and upon execution by both Parties.

RECITALS

WHEREAS, the Parties entered into that certain Subordinated Note Purchase Agreement dated March 30, 2021 (the “SNPA”), and pursuant thereto, the Borrower executed a Subordinated Note No. 1 dated March 30, 2021 in favor of the Lender and in the original principal amount of Fifty Million and no/100 Dollars ($50,000,000), (the “Subordinated Note” and together with the SNPA, collectively referred to herein as the “Subordinated Note Documents”), which Subordinated Note has at all times been, and is now, continuously and without interruption outstanding in favor of the Lender;

WHEREAS, as of the Effective Date, the outstanding principal balance of the Subordinated Note is Fifty Million Dollars ($50,000,000) and there are accrued interest and fees outstanding under the Subordinated Note of One million seven hundred sixty-nine thousand four hundred forty-four and 44/100 ($1,769,444.44) for a total amount outstanding of Fifty-one million seven hundred sixty-nine thousand four hundred forty-four and 44/100 ($51,769,444.44); and

WHEREAS, pursuant to paragraph 9.4 and paragraph 9.12 of the SNPA, the Borrower has requested and the Lender has agreed that the Subordinated Note Documents be modified to the limited extent as hereinafter set forth in this Agreement;

NOW THEREFORE, in mutual consideration of the Agreements contained herein and for other good and valuable consideration, the Parties agree as follows:

1.           ACCURACY OF RECITALS; DEFINITIONS. The Parties acknowledge the accuracy of the Recitals stated above. Capitalized terms used in this Agreement shall have the same meanings as in the Subordinated Note Documents, unless otherwise defined in this Agreement.

2.           MODIFICATION OF SUBORDINATED NOTE DOCUMENTS. From and after the Effective Date, the Subordinated Note Documents are hereby modified as follows:

2.1         The defined term “Maturity Date” is hereby amended to be March 30, 2036.

2.2         Paragraph 2.5.1 of the SNPA captioned “Applicable Interest Rate” is hereby amended and restated to read as follows:

“2.5.1. Applicable Interest Rate. The Facility shall bear interest at an annual fixed interest rate of 6.75% until March 30, 2031, after which the Facility shall bear interest at a rate equal to the five year advance rate set by the Federal Home Loan Bank of Des Moines on such date five years from the date of this Agreement plus 3.00%.”

2.3      Paragraph 2.6.1 of the SNPA is amended and restated in its entirety to read as follows:

“2.6.1 Prepayment. On any Interest Payment Date commencing on or after March 30, 2031, Borrower may, upon at least five Business Days’ notice to the Lender, prepay all or a portion of the principal amount outstanding under the Subordinated Debt, together with unpaid accrued interest thereon to the date of prepayment. Prior to March 30, 2031, Borrower may not prepay the Subordinated Note except in the event (i) the Subordinated Note no longer qualifies as Tier 2 Capital for any reason, including as a result of a change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the date of issuance of the Subordinated Note, (ii) of a Tax Event, or (iii) the Borrower becomes required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. Any such prepayment shall be in a minimum aggregate amount of $500,000 or any larger integral multiple of $100,000. In case the Subordinated Note is to be prepaid in part only, the notice of prepayment shall state the portion of the principal amount thereof to be prepaid and shall state that on and after the date fixed for prepayment, upon surrender of such Subordinated Note, a new Subordinated Note in principal amount equal to the unpaid portion thereof will be issued. Under current applicable regulations, Borrower is not required to obtain approval of the FRB or the Federal Reserve Bank of Minneapolis or other primary regulator prior to redeeming or retiring any part of its obligations hereunder (including payment at maturity, or pursuant to acceleration clause or prepayment prior to maturity). Notwithstanding the immediately preceding sentence, Borrower agrees that if it is required in the future to obtain approval prior to redeeming or retiring any part of its obligations hereunder, Borrower will obtain such approval. Borrower further acknowledges that Lender shall have no responsibility to verify whether Borrower has obtained any requisite approval for any such repayment. There shall be no penalty or similar fees for prepayment.”

2.4       Financial Condition Paragraph 4.4.1 of the SNPA captioned “Financial Statements” is hereby amended and restated in its entirety to read as follows:

“4.4.1. Financial Statements. Borrower has delivered to Lender copies of regulatory financial statements on the appropriate regulatory form filed by Borrower and each Subsidiary (collectively, the “2025 Financial Statements”) for the 12 months ended December 31, 2025. The 2025 Financial Statements are true and correct in all material respects, are prepared in accordance with the respective books of account and records of Borrower and its Subsidiaries and have been prepared in accordance with applicable banking regulations, rules and guidelines on a basis consistent with prior periods, and fairly and accurately present in all material respects the financial condition of Borrower and its assets and liabilities and the results of its operations as at, and for the period ending at, such date. In addition, Lender has reviewed the Bank Subsidiary’s Uniform Bank Performance Report as of December 31, 2025 (the “UBPR” and together with the 2025 Financial Statements the “Financial Statements”). The information contained in the UPBR is true and correct in all material respects, is prepared in accordance with the respective books of account and records of Borrower and its Subsidiaries and has been prepared in accordance with applicable banking regulations, rules and guidelines on a basis consistent with prior periods, and fairly and accurately present in all material respects the financial condition of Borrower and its assets and liabilities and the results of its operations as of, and for the period ending at, such date. The Financial Statements contain and reflect provisions for taxes, reserves and other liabilities of Borrower in accordance with applicable banking regulations, rules and guidelines, respectively. Borrower does not have any material debt, liability or obligation of any nature (whether accrued, contingent, absolute or otherwise) which is not provided for or disclosed in the Financial Statements.”

2.5    Paragraph 4.6 of the SNPA captioned “No Material Adverse Change” is hereby amended and restated in its entirety to read as follows:

“4.6. No Material Adverse Change. Since December 31, 2025, neither the business, operations, properties nor assets of Borrower or any Subsidiary have been materially and adversely affected in any way, as the result of any act or event, including, without limitation, fire, explosion, accident, act of God, strike, lockout, flood, drought, storm, earthquake, combination of workmen or other labor disturbance, riot, activity of armed forces or of the public enemy, embargo, or nationalization, condemnation, requisition or taking of property, or cancellation or modification of contracts, by any domestic or foreign government or any instrumentality or agency thereof. Since December 31, 2025, there have been no material changes in the assets, liabilities, or condition, financial or otherwise, of Borrower or any Subsidiary other than changes arising from transactions in the ordinary course of business, and none of such changes has been materially adverse, whether in the ordinary course of business or otherwise.”

2.6      Paragraph 4.7.3 of the SNPA is amended and restated in its entirety to read as follows:

“4.7.3 Pending Litigation. Other than as disclosed in Borrower’s SEC Reports, there are no actions, suits, proceedings or written agreements pending, or, to the best of Borrower’s knowledge, threatened or proposed, against Borrower or any Subsidiary of Borrower at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, will materially and adversely affect the financial condition, business, or operations of any of Borrower or any Subsidiary of Borrower or affect issuance or payment of the Subordinated Note; and neither Borrower nor any Subsidiary of Borrower is in default with respect to any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that, either separately or in the aggregate, will materially and adversely affect the financial condition, business, or operations of Borrower or any Subsidiary.”

2.7      Paragraph 5.2.1 of the SNPA is amended and restated in its entirety to read as follows:

“5.2.1 Merger and Consolidation. Neither the Borrower nor the Bank Subsidiary shall merge, or consolidate with or into any corporation, or sell, lease, transfer or otherwise dispose of all or any substantial part of its assets (except in the ordinary course of business) without prior notification to Lender. Further, neither Borrower nor the Bank Subsidiary shall consolidate with or merge with any Person unless: (a) the successor entity which results from such consolidation or merger, if not Borrower (the “Surviving Entity”), (i) in the case of the Bank Subsidiary, shall be a solvent FDIC-insured depository institution organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and (ii) shall have executed and delivered to the holder of the Subordinated Note its assumption of the due and punctual payment of the principal of and premium, if any, and interest on the Subordinated Note, and the due and punctual performance and observation of all of the covenants in the Subordinated Note, this Agreement and any other Transaction Document to be performed or observed by Borrower and shall furnish to such holder an opinion of counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Entity enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and (b) immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of Borrower or any of its Subsidiaries as a result of such transaction as having been incurred by Borrower or such Subsidiary at the time of such transaction, no Event of Default or unmatured Event of Default would exist.”

2.8      Paragraph 5.2.3 of the SNPA is amended and restated in its entirety to read as follows:

“5.2.3 Other Matters. Borrower shall notify Lender of any of the following at least 10 days prior to the effectiveness thereof: (a) any change in the name of Borrower; (b) any change in the headquarters or principal place of business of Borrower; and (c) any material change in the capital structure of Borrower”

2.9      A new Paragraph 5.3.2 of the SNPA shall be added to the SNPA and shall read as follows:

“5.3.2 Insurance. At its sole cost and expense, Borrower will maintain, and will cause each Subsidiary of Borrower to maintain, bonds and insurance to such extent, covering such risks as is required by law or as is usual and customary for owners of similar businesses and properties in the same general area in which Borrower or a Subsidiary of Borrower operates. All such bonds and policies of insurance shall be in a form, in an amount and with issuers/insurers recognized as adequate by prudent business persons. Borrower shall provide evidence of such insurance to Lender.”

2.10    Paragraph 6.3 of the SNPA captioned “Bank Subsidiary Financial Condition” is hereby amended and restated in its entirety to read as follows:

“6.3 Bank Subsidiary Financial Condition. In the event the Bank Subsidiary reports as of the last day of any fiscal quarter:

i.	a leverage ratio (as defined in 12 C.F.R. 206.5(a)(3) and expressed as a percentage) of less than 8.25%; or
ii.	a total risk-based capital ratio (as defined in 12 C.F.R. 206.5(a)(1) and expressed as a percentage) of less than 10.50%; or
iii.	a Texas Ratio greater than 25%, defined as non-accrual loans plus delinquent loans greater than 90 days plus Other Real Estate Owned divided by total capital and loan loss reserve; or
iv.	a ratio of Total Loans to total assets greater than 85.00%,

the Borrower shall submit upon request of the Lender an executive summary addressing the performance and condition of the Bank Subsidiary as of the end of such fiscal quarter; if not requested by Lender within 30 days of the end of the applicable fiscal quarter, such executive summary is considered waived by the Lender and no further action is required by either Lender or Borrower.

The summary shall specifically address:

i.	Non-performing and delinquent assets, and Other Real Estate Owned in sufficient detail in the discretion of Lender.
ii.	The level of risk-based and leverage capital as well as plans to address capital issues or to inject additional capital as may be necessary from time to time.
iii.	The liquidity plan and alternative funding sources for the Bank Subsidiary.
iv.	Other bank or regulatory issues as may arise, or as Lender may request, provided however, that no confidential regulatory information will be provided.”

2.11 Paragraph 6.4 of the SNPA captioned “Other Information” is hereby restated in its entirety to read as follows:

“6.4 Other Information. From time to time, such other information regarding the business, operation and financial condition of the Borrower or the Bank as the Lender may reasonably request.”

3.     BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender that each of the representations and warranties made herein and in the Subordinated Note Documents by the Borrower are and will remain, true and correct until the later of maturity or the date on which all liabilities evidenced by the Subordinated Note are paid in full.

4.     LENDER REPRESENTATIONS AND WARRANTIES. The Lender represents and warrants to the Borrower that each of the representations and warranties made in the Subordinated Note Documents by the Lender are and will remain, true and correct until the later of maturity or the date on which all liabilities evidenced by the Subordinated Note are paid in full.

5.     WAIVER OR AMENDMENT. This Agreement is executed pursuant to Paragraph 9.4 and Paragraph 9.12 of the SNPA.

6.     COUNTERPART EXECUTION. This Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

7.     TIME IS OF THE ESSENCE. Time is of the essence under this Agreement and in the performance of every term, covenant and obligation contained herein.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have caused this Modification Agreement to be executed by its duly authorized representatives as of the Effective Date.

BORROWER: ALERUS FINANCIAL CORPORATION /s/ Alan A. Villalon By Alan A. Villalon Its Chief Financial Officer	BORROWER: BANK OF NORTH DAKOTA /s/ Kaylen Hausauer By Kaylen Hausauer Its Financial Institutions Market Manager

[SIGNATURE PAGE TO MODIFICATION AGREEMENT]